EXHIBIT 23 (i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of our report dated July 7, 2006, relating to the financial statements of Riverside Manitoba Inc., formerly “Homelands Security Inc., and to the reference to our Firm under the caption “Auditors”.

/s/ Meyers Norris Penny LLP

Meyers Norris Penny LLP

Winnipeg, Manitoba

Canada

December 11, 2006.

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